UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

BUCK-A-ROOS HOLDING CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	333-124016	05-0581183
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17641 Vanowen Street
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(818) 758-6500

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 23, 2008 Larry Kosmont resigned as a Director of Buck-A-Roos Holding Corporation. Mr Kosmont voluntarily resigned from the corporation in order to spend more time pursuing his own endeavors. A copy of his resignation letter is attached.

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Exhibit Number	Name and/or Identification of Exhibit

3	Resignation Letter of member of Board of Directors

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCK-A-ROO$ HOLDING CORPORATION

Date: June 27, 2008	By:	/s/ David Fox
David Fox
Chief Executive Officer